As filed with the Securities and Exchange Commission on March 28, 2017

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARGOS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2110007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4233 Technology Drive Durham, North Carolina	27704
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan

(Full Title of the Plan)

Jeffrey D. Abbey

Chief Executive Officer

Argos Therapeutics, Inc.

4233 Technology Drive

Durham, North Carolina 27704
(Name and Address of Agent For Service)

(919) 287-6300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,650,527 shares (2)	$0.48 (3)	$792,253 (3)	$92.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional shares of Common Stock authorized for issuance under the 2014 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 27, 2017.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 1,650,527 shares of common stock, $0.001 par value per share, of Argos Therapeutics, Inc. (the “Registrant”) reserved on January 1, 2017 for issuance for awards granted under the Registrant’s 2014 Stock Incentive Plan, pursuant to the terms of such plan.  In accordance with General Instruction E to Form S-8, this registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on April 11, 2014 (Registration No. 333-195223), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 2015 (Registration No. 333-208055), and the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 333-210522).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on this 28th day of March, 2017.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Argos Therapeutics, Inc. hereby severally constitute and appoint Jeffrey D. Abbey, Richard D. Katz and Lori R. Harrelson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Argos Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey D. Abbey Jeffrey D. Abbey	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2017

/s/ Richard D. Katz, M.D. Richard D. Katz, M.D.	Vice President and Chief Financial Officer (Principal Financial Officer)	March 28, 2017

/s/ Lori R. Harrelson Lori R. Harrelson	Vice President of Finance (Principal Accounting Officer)	March 28, 2017

/s/ Hubert Birner, Ph.D. Hubert Birner, Ph.D.	Director	March 28, 2017

/s/ Robert F. Carey Robert F. Carey	Director	March 28, 2017

/s/ Igor Krol Igor Krol	Director	March 28, 2017

/s/ Irackly Mtibelishvily Irackly Mtibelishvily	Director	March 28, 2017

/s/ Ralph Snyderman, M.D. Ralph Snyderman, M.D.	Director	March 28, 2017

/s/ Sander van Deventer, M.D., Ph.D. Sander van Deventer, M.D., Ph.D.	Director	March 28, 2017

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (2)	Amended and Restated By-laws of the Registrant

5	Opinion of Hutchison PLLC, corporate counsel to the Registrant

23.1	Consent of Hutchison PLLC (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	2014 Stock Incentive Plan

____________

(1)	Previously filed with the Securities and Exchange Commission on February 18, 2014 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35443) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on February 18, 2014 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35443) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on January 21, 2014 as Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193137) and incorporated herein by reference.